Exhibit 12(b)

We, Amy L. Thornton, President, and Carole M. Laible, Treasurer, of Domini Social Trust, certify that:

1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Social Trust.

Date: October 5, 2007

/s/ Amy L. Thornton

President (Chief Executive Officer)

Domini Social Trust

Date: October 5, 2007

/s/ Carole M. Laible

Treasurer (Chief Financial Officer)

Domini Social Trust

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Domini Social Trust for purposes of the Securities Exchange Act of 1934.